MEMORANDUM OF UNDERSTANDING

This MEMORANDUM OF UNDERSTANDING (the “MOU”) outlines the agreement by which Avi Koschitzki and/or his affiliates, including Xsovt, LLC (the “Buyer”) and the individuals listed on the signature page hereto under the caption “Seller” (collectively, the “Seller” and together with the Buyer, the “Parties”), shall facilitate an acquisition by the Buyer (the “Acquisition”) for the Seller’s interest in RxBids, a Nevada corporation listed for quotation on the OTC Bulletin Board under symbol “RXBD” (the “Company”).

WHEREAS, the Buyer desires to obtain from Seller, and Seller desires to sell and transfer to Buyer, an aggregate of 2,680,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which collectively represents 50.81% of the Common Stock (the “Controlling Interest”); and

WHEREAS, the Seller agrees to sell and deliver the Controlling Interest to Buyer at the closing of the Acquisition the (“Closing”).

NOW THEREFORE, the Seller and the Buyer hereby agree:

1. On the date of Closing, Seller shall sell and transfer the Controlling Interest to the Buyer, free and clear of any liens or encumbrances.  The cash purchase price of the Controlling Interest shall be $350,000 (the “Purchase Price”), which shall be paid into the trust account of Leonard W. Burningham, Esq. for the benefit of Seller on the terms set forth in Paragraphs 2 and 3 below (it being agreed that payment of the Purchase Price into such account shall constitute satisfaction of payment of the applicable portions of the Purchase Price).  The Purchase Price shall be disbursed from such trust account in accordance with the attached Schedule A.

2. Buyer has heretofore placed fully refundable deposit of twenty-five thousand dollars ($25,000) (the “Deposit”) in escrow with Ellenoff Grossman & Schole LLP, counsel to the Buyer.  The Deposit, together with $225,000 of the Purchase Price, shall be paid to the Seller only upon the Closing in accordance with the terms and provisions of a binding, mutually agreed upon securities purchase agreement to be entered into between Buyer and Seller (the “Acquisition Agreement”).  In the event that a Closing is not effectuated for any reason or no reason, the Deposit shall be released to the Buyer, and Seller shall have no recourse against such Deposit.

3. The Buyer shall pay the remainder of the Purchase Price ($100,000) as follows: (i) $50,000 to the Seller no later than 45 days following the Closing; and (ii) $50,000 to the Seller no later than 90 days following the Closing.

4. As a post-Closing condition, and as further consideration for the Controlling Interest, Buyer agrees to, within three (3) business days following the consummation of both the Split (as defined below) and the Company’s acquisition of Xsovt, LLC (and the issuance of consideration by the Company therefore), cause the Company to issue to Jenson Services, Inc., a Utah corporation (“Jenson Services”), or its assigns, in consideration of cancellation of all (approximately $22,000) Company debt owed to Jenson Services, an aggregate number of shares of Common Stock equal to 1% of the total outstanding shares of Common Stock, after giving effect to a 1 for 12 post-Closing reverse stock split of the Common Stock to be undertaken by the Company (the “Split”), with it being anticipated that the total outstanding shares of Common Stock post Split and post-acquisition of Xsovt, LLC shall be in the range of approximately 42,000,000 to 44,000,000.

{00146870.DOC.5}

5. As of the Closing, Seller shall: (i) cause the Board of Directors of the Company to authorize the appointment of Avi Koschitzki as the sole officer and director of the Company immediately following the Closing and the cause all existing officers and directors of the Company to resign; (ii) authorize management of the Company to affect the Split and (iii) cancel and revoke all options and warrants to purchase Company securities (including the options, dated August 19, 2010, held by Jenson Services and Todd Albiston to purchase certain shares of Common Stock from, respectively, Mack Bradley and Trescha Peeples).

6. As a post-Closing condition, the current officers of the Company shall each provide up to forty hours (plus such additional amount of time as may be reasonably agreed upon should the need arise) of assistance to Buyer and the Company in filing and preparing the Company’s 2010 Form 10-K in full compliance with the rules of the Securities and Exchange Commission, including audited financial statements.  Seller shall be responsible for the preparation and audit fees of such 10-K; provided that Buyer or the Company shall be responsible for the preparation and audit fees associated with any subsequent event disclosure required in such Form 10-K describing the transaction contemplated hereby (including audited and/or pro forma financial statements reflecting the business of Xsovt, LLC), together with any other SEC and audit costs and expenses relating to the Company post-Closing.

7. As a condition to Closing, Seller shall cause the Company to provide an opinion of counsel that is satisfactory to the Buyer that it is not a “shell company” as such term is defined in the Securities Act of 1933, as amended.

8. As a condition to Closing, the Company shall settle any known pending or threatened litigation of the Company.

9. As part of the Acquisition Agreement, the Company and Mack Bradley, a Seller (“Bradley”), shall grant to each other cross-options such that: (i) the Company shall have the option, exercisable at any time, to sell and assign the current, pre-Acquisition business and all assets and liabilities of the Company (collectively, the “Business”) to Bradley in consideration of the extinguishment of all or a portion (to be agreed upon as part of the Acquisition Agreement) of Company debt presently owed to Bradley (the “Consideration”) and (ii) Bradley shall have the option, exercisable at any time, to cause the Company to sell and assign the Business to Bradley for the Consideration.  Counsel to the Buyer shall be responsible for the preparation of the documentation associated with the exercise of either such option.  Following the consummation of either such transaction, Seller agrees that the Company shall have no known outstanding liabilities and no outstanding security interests relating to the Business.

10. Seller shall provide any and all corporate documentation and other due diligence material relating to the Company and its current or former businesses as reasonably available to Seller, prior to the Closing.

11. Seller acknowledges that immediately following the Acquisition: (i) the Company shall effect an acquisition of Xsovt, LLC, (ii) Buyer shall be issued a new class of preferred stock of the Company as determined by Buyer as consideration for such acquisition, and (iii) the Company, under the control of the Buyer, shall engage in an offering to “accredited” investors of Series A Preferred Stock and Warrants of the Company of up to $1 million.

{00146870.DOC.5}

12. Each Party shall be responsible for all of their own expenses incurred during their duties including all costs associated with the proposed Acquisition.

13. The terms and conditions of this Agreement shall become effective upon the execution of this Agreement by the Parties and remain in effect until the execution by the Parties of an Acquisition Agreement containing standard representations, warranties and covenants (including a covenant of the Company not to undertake any reverse split of the Common Stock (other than the Split) for a period of one (1) year following the Closing), which execution shall occur (together with the Closing) no later than January 19, 2011.  It is expressly agreed that the obligations of the Parties to consummate the Acquisition are conditioned upon: (i) completion of satisfactory due diligence by the Buyer of the Company in their sole discretion and (ii) negotiation and execution of a definitive Acquisition Agreement and related documentation contemplated by this MOU.

14. Seller agrees that until the earlier of the Closing and January 31, 2011, Seller shall not solicit any offers for sale or enter into any agreements with respect to the sale of the Controlling Interest with third parties. Seller further agrees that Seller shall not trade in or short sell the securities of the Company or any derivatives thereof until after the Closing and shall not so trade at any time while Seller is in possession of any material non-public information regarding the Buyer or the Company.

15. This MOU shall be governed and construed in accordance with the laws of the State of Nevada.

16. This MOU may be executed in multiple counterparts, which may be delivered by facsimile or electronic transmission, each of which shall be deemed an original Agreement and all of which shall constitute one Agreement between each of the parties hereto on the dates respectively indicated in the signatures of the parties, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

[Signature Page Follows]

{00146870.DOC.5}

The Parties have caused this Memorandum of Understanding to be executed as of the dates written below.

BUYER:

/s/ Avis Koschitzki
Avi Koschitzki

Date: January 14, 2011

SELLER:

/s/ Mack Bradley
Mack Bradley

/s/ Thomas J. Howells
Thomas J. Howells

/s/ Travis T. Jenson
Travis T. Jenson

/s/ Kelly Trimble
Kelly Trimble

/s/ Trescha Peeples
Trescha Peeples

Date: January 14, 2011

{00146870.DOC.5}
4